Exhibit 99.1

August 22, 2017

Cree Reports Financial Results for the Fourth Quarter and Fiscal Year 2017

DURHAM, N.C. -- Cree, Inc. (Nasdaq: CREE) today announced revenue of $359 million for its fourth quarter of fiscal 2017, ended June 25, 2017. This represents an 8% decrease compared to revenue of $388 million reported for the fourth quarter of fiscal 2016, and a 5% increase compared to the third quarter of fiscal 2017. GAAP net loss for the fourth quarter was $6 million, or $0.06 per diluted share, compared to GAAP net loss of $11 million, or $0.11 per diluted share, for the fourth quarter of fiscal 2016. On a non-GAAP basis, net income for the fourth quarter of fiscal 2017 was $4 million, or $0.04 per diluted share, compared to non-GAAP net income for the fourth quarter of fiscal 2016 of $19 million, or $0.19 per diluted share.

For fiscal year 2017, Cree reported revenue of $1.5 billion, which represents a 9% decrease compared to revenue of $1.6 billion for fiscal 2016. GAAP net loss was $98 million, or $1.00 per diluted share, compared to net loss of $22 million, or $0.21 per diluted share, for fiscal 2016. On a non-GAAP basis, net income for fiscal year 2017 was $50 million, or $0.50 per diluted share, compared to $88 million, or $0.86 per diluted share, for fiscal 2016.

“We made progress in Q4, with good results in each business and non-GAAP earnings per share that were in the middle of our target range,” stated Chuck Swoboda, Cree Chairman and CEO. “We built a solid foundation for growth in all three businesses over the last year. In the near term, we will have some incremental spending to expand capacity and are excited about the opportunity for Cree to grow revenue and profits in the year ahead.”

Business Outlook:

For its first quarter of fiscal 2018 ending September 24, 2017, Cree targets revenue in a range of $353 million to $367 million. GAAP net loss is targeted at $20 million to $25 million, or $0.20 to $0.25 per diluted share. Non-GAAP net income is targeted in a range of $2 million to $6 million, or $0.02 to $0.06 per diluted share. Targeted non-GAAP income excludes $18 million of pre-tax expenses related to stock-based compensation expense and the amortization of acquisition-related intangibles. The GAAP and non-GAAP targets do not include any estimated change in the fair value of Cree’s Lextar investment.

Quarterly Conference Call:

Cree will host a conference call at 5:00 p.m. Eastern time today to review the highlights of the fourth quarter and fiscal year 2017 results and the fiscal first quarter 2018 business outlook, including significant factors and assumptions underlying the targets noted above.

The conference call will be available to the public through a live audio web broadcast via the Internet. For webcast details, visit Cree's website at investor.cree.com/events.cfm.

Supplemental financial information, including the non-GAAP reconciliation attached to this press release, is available on Cree's website at investor.cree.com/results.cfm.

About Cree, Inc.

Cree is a leading innovator of lighting-class LEDs, lighting products and wide bandgap semiconductor products for power and radio frequency (RF) applications. Cree’s product families include LED lighting systems and bulbs, blue and green LED chips, high-brightness LEDs, lighting-class power LEDs, SiC materials, power devices and RF devices. Cree’s products are driving improvements in applications such as commercial and consumer general illumination, video screens, electronic signs and signals, motor drives, power supplies, EV charging, solar, traction, transportation, radar, communications, telecommunication, data link and broadband amplifiers.

For additional product and Company information, please refer to www.cree.com.

Non-GAAP Financial Measures:

This press release highlights the Company's financial results on both a GAAP and a non-GAAP basis. The GAAP results include certain costs, charges and expenses which are excluded from non-GAAP results. By publishing the non-GAAP measures, management intends to provide investors with additional information to further analyze the Company's performance, core results and underlying trends. Cree's management evaluates results and makes operating decisions using both GAAP and non-GAAP measures included in this press release. Non-GAAP results are not prepared in accordance with GAAP and non-GAAP information should be considered a supplement to, and not a substitute for, financial statements prepared in accordance with GAAP. Investors and potential investors are encouraged to review the reconciliation of non-GAAP financial measures to their most directly comparable GAAP measures attached to this press release.

Forward Looking Statements:

The schedules attached to this release are an integral part of the release. This press release contains forward-looking statements involving risks and uncertainties, both known and unknown, that may cause actual results to differ materially from those indicated in the forward-looking statements. Actual results, including with respect to our targets and prospects, could differ materially due to a number of factors, including the risk that we may not obtain sufficient orders to achieve our targeted revenues; price competition in key markets; the risk that we or our channel partners are not able to develop and expand customer bases and accurately anticipate demand from end customers, which can result in increased inventory and reduced orders as we experience wide fluctuations in supply and demand; the risk that our commercial Lighting results will suffer if new issues arise related to product quality of supplied components for this business; the risk that we may experience production difficulties that preclude us from shipping sufficient quantities to meet customer orders or that result in higher production costs and lower margins; our ability to lower costs; the risk that our results will suffer if we are unable to balance fluctuations in customer demand and capacity, including bringing on additional capacity on a timely basis to meet customer demand; the risk that longer manufacturing lead times may cause customers to fulfill their orders with a competitor’s products instead; product mix; risks associated with the ramp-up of production of our new products, and our entry into new business channels different from those in which we have historically operated; the risk that customers do not maintain their favorable perception of our brand and products, resulting in lower demand for our products; the risk that our products fail to perform or fail to meet customer requirements or expectations, resulting in significant additional costs, including costs associated with warranty returns or the potential recall of our products; the risk that retail customers may alter promotional pricing, increase promotion of a competitor's products over our products or reduce their inventory levels, all of which could negatively affect product demand; the risk that our investments may experience periods of significant stock price volatility causing us to recognize fair value losses on our investment; the risk posed by managing an increasingly complex supply chain that has the ability to supply a sufficient number of raw materials, subsystems and finished products with the required specifications and quality; ongoing uncertainty in global economic conditions, infrastructure development or customer demand that could negatively affect product demand, collectability of receivables and other related matters as consumers and businesses may defer purchases or payments, or default on payments; the risk we may be required to record a significant charge to earnings if our goodwill or amortizable assets become impaired; our ability to complete development and commercialization of products under development, such as our pipeline of improved LED chips, LED components and LED lighting products; risks resulting from the concentration of our business among few customers, including the risk that customers may reduce or cancel orders or fail to honor purchase commitments; risks related to our multi-year warranty periods for LED lighting products; risks associated with acquisitions, divestitures, joint ventures or investments generally; the rapid development of new technology and competing products that may impair demand or render our products obsolete; the potential lack of customer acceptance for our products; risks associated with ongoing litigation; and other factors discussed in our filings with the Securities and Exchange Commission (SEC), including our report on Form 10-K for the fiscal year ended June 26, 2016, and subsequent reports filed with the SEC. These forward-looking statements represent Cree's judgment as of the date of this release. Except as required under the U.S. federal securities laws and the rules and regulations of the SEC, Cree disclaims any intent or obligation to update any forward-looking statements after the date of this release, whether as a result of new information, future events, developments, changes in assumptions or otherwise.

Cree® is a registered trademark and Wolfspeed™ is a trademark of Cree, Inc.

CREE, INC.
CONDENSED CONSOLIDATED STATEMENTS OF LOSS
(in thousands, except per share amounts and percentages)
(unaudited)

	Three Months Ended		Year Ended
	June 25, 2017	June 26, 2016	June 25, 2017	June 26, 2016
Revenue, net	$358,939	$388,413	$1,473,000	$1,616,627
Cost of revenue, net	260,938	275,390	1,038,428	1,129,553
Gross profit	98,001	113,023	434,572	487,074
Gross margin percentage	27.3%	29.1%	29.5%	30.1%

Operating expenses:
Research and development	39,257	41,485	158,549	168,848
Sales, general and administrative	64,039	68,609	277,175	283,052
Amortization or impairment of acquisition-related intangibles	6,792	7,290	27,499	28,732
Loss on disposal or impairment of long-lived assets	980	430	2,521	16,913
Wolfspeed transaction termination fee	—	—	(12,500)	—
Total operating expenses	111,068	117,814	453,244	497,545

Operating loss	(13,067)	(4,791)	(18,672)	(10,471)
Operating loss percentage	(3.6)%	(1.2)%	(1.3)%	(0.6)%

Non-operating income (expense), net	9,057	1,040	14,008	(13,035)
Loss from operations before income taxes	(4,010)	(3,751)	(4,664)	(23,506)
Income tax expense (benefit)	1,880	6,890	93,454	(1,970)
Net loss	($5,890)	($10,641)	($98,118)	($21,536)

Diluted loss per share	($0.06)	($0.11)	($1.00)	($0.21)

Shares used in diluted per share calculation	97,548	100,663	98,487	101,783

CREE, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands)

	June 25, 2017	June 26, 2016
	(unaudited)
ASSETS
Current assets:
Cash, cash equivalents, and short-term investments	$610,938	$605,305
Accounts receivable, net	148,392	165,611
Income tax receivable	8,040	6,304
Inventories	284,385	303,542
Prepaid expenses	23,305	26,810
Other current assets	23,390	44,788
Current assets held for sale	2,180	4,347
Total current assets	1,100,630	1,156,707
Property and equipment, net	581,263	599,723
Goodwill	618,828	618,828
Intangible assets, net	274,315	302,810
Other long-term investments	50,366	40,179
Deferred income taxes	11,763	38,564
Other assets	12,702	9,249
Total assets	$2,649,867	$2,766,060

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Accounts payable, trade	$133,185	$132,286
Accrued salaries and wages	41,860	44,642
Other current liabilities	36,978	46,071
Total current liabilities	212,023	222,999

Long-term liabilities:
Long-term debt	145,000	160,000
Deferred income taxes	49,860	943
Other long-term liabilities	20,179	14,294
Total long-term liabilities	215,039	175,237

Shareholders’ equity:
Common stock	121	125
Additional paid-in-capital	2,419,517	2,359,584
Accumulated other comprehensive income, net of taxes	5,909	8,728
Accumulated deficit	(202,742)	(613)
Total shareholders’ equity	2,222,805	2,367,824
Total liabilities and shareholders’ equity	$2,649,867	$2,766,060

CREE, INC.
FINANCIAL RESULTS BY OPERATING SEGMENT
(in thousands, except percentages)
(unaudited)

The following table reflects the results of the Company's reportable segments as reviewed by the Company's Chief Executive Officer, its Chief Operating Decision Maker or CODM, for the three months and year ended June 25, 2017 and the three months and year ended June 26, 2016. The CODM does not review inter-segment transactions when evaluating segment performance and allocating resources to each segment. As such, total segment revenue is equal to the Company's consolidated revenue.

	Three Months Ended
	June 25, 2017	June 26, 2016	Change
Lighting Products revenue	$154,663	$198,418	($43,755)	(22)%
Lighting Products percent of revenue	43%	51%
LED Products revenue	143,445	143,283	162	—%
LED Products percent of revenue	40%	37%
Wolfspeed revenue	60,831	46,712	14,119	30%
Wolfspeed percent of revenue	17%	12%
Total revenue	$358,939	$388,413	($29,474)	(8)%

	Year Ended
	June 25, 2017	June 26, 2016	Change
Lighting Products revenue	$701,467	$889,133	($187,666)	(21)%
Lighting Products percent of revenue	48%	55%
LED Products revenue	550,302	551,156	(854)	—%
LED Products percent of revenue	37%	34%
Wolfspeed revenue	221,231	176,338	44,893	25%
Wolfspeed percent of revenue	15%	11%
Total revenue	$1,473,000	$1,616,627	($143,627)	(9)%

	Three Months Ended
	June 25, 2017	June 26, 2016	Change
Lighting Products gross profit	$36,803	$51,168	($14,365)	(28)%
Lighting Products gross margin	23.8%	25.8%
LED Products gross profit	37,206	46,170	(8,964)	(19)%
LED Products gross margin	25.9%	32.2%
Wolfspeed gross profit	27,698	23,631	4,067	17%
Wolfspeed gross margin	45.5%	50.6%
Contract manufacturer dispute related expenses	—	(2,108)	2,108
T8 product recall charges	—	(1,349)	1,349
Unallocated costs	(3,706)	(4,489)	783	17%
Consolidated gross profit	$98,001	$113,023	($15,022)	(13)%
Consolidated gross margin	27.3%	29.1%

	Year Ended
	June 25, 2017	June 26, 2016	Change
Lighting Products gross profit	$196,218	$241,699	($45,481)	(19)%
Lighting Products gross margin	28.0%	27.2%
LED Products gross profit	151,675	173,814	(22,139)	(13)%
LED Products gross margin	27.6%	31.5%
Wolfspeed gross profit	103,465	94,622	8,843	9%
Wolfspeed gross margin	46.8%	53.7%
Contract manufacturer dispute related expenses	—	(2,108)	2,108
T8 product recall charges	—	(1,349)	1,349
Unallocated costs	(16,786)	(19,604)	2,818	14%
Consolidated gross profit	$434,572	$487,074	($52,502)	(11)%
Consolidated gross margin	29.5%	30.1%
Reportable Segments Description
The Company's Lighting Products segment primarily consists of LED lighting systems and lamps. The Company's LED Products segment includes LED chips and LED components. The Company's Wolfspeed segment includes power devices, RF devices and SiC materials.
Financial Results by Reportable Segment
The Company's CODM reviews gross profit as the lowest and only level of segment profit. As such, all items below gross profit in the consolidated statements of loss must be included to reconcile the consolidated gross profit presented in the preceding table to the Company's consolidated income before taxes.
The Company allocates direct costs and indirect costs to each segment's cost of revenue. The allocation methodology is based on a reasonable measure of utilization considering the specific facts and circumstances of the cost being allocated.
Certain costs are not allocated when evaluating segment performance. These unallocated costs consist primarily of manufacturing employees' stock-based compensation, expenses for profit sharing and quarterly or annual incentive plans and matching contributions under the Company's 401(k) Plan.

Cree, Inc.
Non-GAAP Measures of Financial Performance

To supplement the Company's consolidated financial statements presented in accordance with generally accepted accounting principles, or GAAP, Cree uses non-GAAP measures of certain components of financial performance. These non-GAAP measures include non-GAAP gross margin, non-GAAP operating income, non-GAAP non-operating income, net, non-GAAP net income, non-GAAP earnings per diluted share and free cash flow.

Reconciliation to the nearest GAAP measure of all historical non-GAAP measures included in this press release can be found in the tables included with this press release. In this press release, Cree also presents its target for non-GAAP expenses, which are expenses less expenses in the various categories described below. Both our GAAP targets and non-GAAP targets do not include any estimated changes in the fair value of our Lextar investment.
Non-GAAP measures presented in this press release are not in accordance with or an alternative to measures prepared in accordance with GAAP and may be different from non-GAAP measures used by other companies. In addition, these non-GAAP measures are not based on any comprehensive set of accounting rules or principles. Non-GAAP measures have limitations in that they do not reflect all of the amounts associated with Cree's results of operations as determined in accordance with GAAP. These non-GAAP measures should only be used to evaluate Cree's results of operations in conjunction with the corresponding GAAP measures.
Cree believes that these non-GAAP measures, when shown in conjunction with the corresponding GAAP measures, enhance investors' and management's overall understanding of the Company's current financial performance and the Company's prospects for the future, including cash flows available to pursue opportunities to enhance shareholder value. In addition, because Cree has historically reported certain non-GAAP results to investors, the Company believes the inclusion of non-GAAP measures provides consistency in the Company's financial reporting.
For its internal budgeting process, and as discussed further below, Cree's management uses financial statements that do not include the items listed below and the income tax effects associated with the foregoing. Cree's management also uses non-GAAP measures, in addition to the corresponding GAAP measures, in reviewing the Company's financial results.
Cree excludes the following items from one or more of its non-GAAP measures when applicable:
Contract manufacturer dispute related expenses. In fiscal 2016, the Company recognized charges associated with a dispute with a former Lighting Products contract manufacturer, whom Cree ceased utilizing as of the end of 2014. Because these charges relate to amounts from prior fiscal years, Cree does not consider these charges to be reflective of ongoing operating results.
T8 product recall charges. In fiscal 2016, the Company recognized charges associated with the product recall of its Linear LED T8 Replacement Lamps and the associated discontinuance of this product line. Because these charges relate to the exit from a market segment, Cree does not consider these charges to reflective of ongoing operating results.
Stock-based compensation expense. This expense consists of expenses for stock options, restricted stock, performance stock awards and employee stock purchases through its ESPP. Cree excludes stock-based compensation expenses from its non-GAAP measures because they are non-cash expenses that Cree does not believe are reflective of ongoing operating results.
Amortization or impairment of acquisition-related intangibles. Cree incurs amortization or impairment of acquisition-related intangibles in connection with acquisitions. Cree excludes these items because they arise from Cree's prior acquisitions and have no direct correlation to the ongoing operating results of Cree's business.
LED business restructuring charges or gains. In June 2015, Cree’s board of directors approved a plan to restructure the LED business. The restructuring, which was completed during fiscal 2016, reduced excess capacity and overhead in order to improve the cost structure moving forward. The components of the restructuring included the planned sale or abandonment of certain manufacturing equipment, facility consolidation and the elimination of certain positions. Because these charges relate to assets which have been retired prior to the end of their estimated useful lives and severance costs for eliminated positions, Cree does not consider these charges to be reflective of ongoing operating results. Similarly, Cree does not consider realized gains on the sale of assets relating to the restructuring to be reflective of ongoing operating results.
Changes in the fair value of our Lextar investment. The Company's common stock ownership investment in Lextar Electronics Corporation is accounted for utilizing the fair value option. As such, changes in fair value are recognized in income, including fluctuations due to the exchange rate between the New Taiwan Dollar and the United States Dollar. Cree excludes the impact of these gains or losses from its non-GAAP measures because they are non-cash impacts that Cree does not believe are reflective of ongoing operating results. Additionally, Cree excludes the impact of dividends received on its Lextar investment as Cree does not believe it is reflective of ongoing operating results.
Recognition of deferred IPO (Initial Public Offering) costs. In fiscal 2016, the Company recognized an expense for previously deferred IPO costs due to the delay in the anticipated timing of the planned initial public offering of Wolfspeed, as required by SEC guidance. Cree excludes the impact of this expense as Cree does not consider this charge to be reflective of ongoing operating results.
Transaction costs and termination fee associated with the terminated sale of the Wolfspeed business. The Company has incurred transaction costs in conjunction with the previously proposed sale of its Wolfspeed business to Infineon. In addition, as a result of the termination of the agreement to sell the Wolfspeed business, Infineon paid a termination fee to the Company. Because these costs were incurred, and the termination fee received, relative to a portion of the business which was previously reported as discontinued operations in fiscal 2017, Cree does not consider these amounts to be reflective of ongoing operating results.
Income tax effects of the foregoing non-GAAP items. This amount is used to present each of the amounts described above on an after-tax basis consistent with the presentation of non-GAAP net income. Non-GAAP net income is presented using a non-GAAP tax rate. The Company’s non-GAAP tax rate represents a recalculation of the GAAP tax rate reflecting the exclusion of the non-GAAP items.
Cree expects to incur many of these same expenses, including income taxes associated with these expenses, in future periods. In addition to the non-GAAP measures discussed above, Cree also uses free cash flow as a measure of operating performance and liquidity. Free cash flow represents operating cash flows less net purchases of property and equipment and patent and licensing rights. Cree considers free cash flow to be an operating performance and a liquidity measure that provides useful information to management and investors about the amount of cash generated by the business after the purchases of property and equipment, a portion of which can then be used to, among other things, invest in Cree's business, make strategic acquisitions, strengthen the balance sheet and repurchase stock. A limitation of the utility of free cash flow as a measure of operating performance and liquidity is that it does not represent the residual cash flow available to the company for discretionary expenditures, as it excludes certain mandatory expenditures such as debt service.

CREE, INC.
Reconciliation of GAAP to Non-GAAP Measures
(in thousands, except per share amounts and percentages)
(unaudited)

Non-GAAP Gross Margin

	Three Months Ended		Year Ended
	June 25, 2017	June 26, 2016	June 25, 2017	June 26, 2016
GAAP gross profit	$98,001	$113,023	$434,572	$487,074
GAAP gross margin percentage	27.3%	29.1%	29.5%	30.1%
Adjustments:
Contract manufacturer dispute related expenses	—	2,108	—	2,108
T8 product recall charges	—	1,349	—	1,349
Stock-based compensation expense	2,415	3,170	10,427	12,394
Non-GAAP gross profit	$100,416	$119,650	$444,999	$502,925
Non-GAAP gross margin percentage	28.0%	30.8%	30.2%	31.1%

Non-GAAP Operating Income

	Three Months Ended		Year Ended
	June 25, 2017	June 26, 2016	June 25, 2017	June 26, 2016
GAAP operating loss	($13,067)	($4,791)	($18,672)	($10,471)
GAAP operating income percentage	(3.6)%	(1.2)%	(1.3)%	(0.6)%
Adjustments:
Contract manufacturer dispute related expenses	—	2,108	—	2,108
T8 product recall charges	—	1,349	—	1,349
Stock-based compensation expense:
Cost of revenue, net	2,415	3,170	10,427	12,394
Research and development	2,151	3,289	10,619	13,842
Sales, general and administrative	4,741	7,952	26,679	32,492
Total stock-based compensation expense	9,307	14,411	47,725	58,728
Amortization or impairment of acquisition-related intangibles	6,792	7,290	27,499	28,732
Costs associated with LED business restructuring	—	133	15	17,710
Recognition of deferred IPO costs	—	—	—	1,810
Transaction costs related to the terminated sale of the Wolfspeed business	121	1,041	11,947	1,745
Wolfspeed transaction termination fee	—	—	(12,500)	—
Total adjustments to GAAP operating loss	16,220	26,332	74,686	112,182
Non-GAAP operating income	$3,153	$21,541	$56,014	$101,711
Non-GAAP operating income percentage	0.9%	5.5%	3.8%	6.3%

Non-GAAP Non-Operating Income, net

	Three Months Ended		Year Ended
	June 25, 2017	June 26, 2016	June 25, 2017	June 26, 2016
GAAP non-operating income (loss), net	$9,057	$1,040	$14,008	($13,035)
Adjustment:
Net changes in the fair value of Lextar investment	(7,607)	(59)	(10,203)	15,832
Non-GAAP non-operating income, net	$1,450	$981	$3,805	$2,797

Non-GAAP Net Income

	Three Months Ended		Year Ended
	June 25, 2017	June 26, 2016	June 25, 2017	June 26, 2016
GAAP net loss	($5,890)	($10,641)	($98,118)	($21,536)
Adjustments:
Contract manufacturer dispute related expenses	—	2,108	—	2,108
T8 product recall charges	—	1,349	—	1,349
Stock-based compensation expense	9,307	14,411	47,725	58,728
Amortization or impairment of acquisition-related intangibles	6,792	7,290	27,499	28,732
Costs associated with LED business restructuring	—	133	15	17,710
Recognition of deferred IPO costs	—	—	—	1,810
Transaction costs related to the terminated sale of the Wolfspeed business	121	1,041	11,947	1,745
Wolfspeed transaction termination fee	—	—	(12,500)	—
Net changes in the fair value of Lextar investment	(7,607)	(59)	(10,203)	15,832
Total adjustments to GAAP net loss before provision for income taxes	8,613	26,273	64,483	128,014
Income tax effect *	1,102	3,286	83,353	(18,937)
Non-GAAP net income	$3,825	$18,918	$49,718	$87,541

Income per share
Non-GAAP diluted net income per share	$0.04	$0.19	$0.50	$0.86

Shares used in diluted net income per share calculation
Non-GAAP shares used	97,548	100,663	98,487	101,783
*Estimated income tax effect is based upon the Company's overall consolidated effective tax rate for the given period.

Free Cash Flow

	Three Months Ended		Year Ended
	June 25, 2017	June 26, 2016	June 25, 2017	June 26, 2016
Cash flow from operations	$52,746	$64,553	$215,900	$203,316
Less: PP&E spending	(30,033)	(20,326)	(86,928)	(120,018)
Less: Patents spending	(3,529)	(3,409)	(12,405)	(14,443)
Total free cash flow	$19,184	$40,818	$116,567	$68,855

Contact:
Raiford Garrabrant
Cree, Inc.
Director, Investor Relations
Phone: 919-407-7895
Fax: 919-407-5615
investorrelations@cree.com

Source: Cree, Inc.